                         Strong Advantage Fund, Inc.

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.   CURRENT ANNUALIZED YIELD:  30 days ended February 28, 1997

     A.  Formula
                       a-b
         YIELD = 2[(------- + 1)(6) - 1]
                       cd

         Where:     a=  dividends and interest earned during the period.
                    b= expenses accrued for the period (net of reimbursements). c= the average daily number of shares outstanding during the period.
                    d= the maximum offering price per share on the last day of the period.

     B.  Calculation
                    8,836,046.54 - 970,709.95
         YIELD = 2[(------------------------- + 1)(6)- 1]
                    149,509,076.977 x 10.09

         YIELD = 6.34%

II.  AVERAGE ANNUAL TOTAL RETURN

     A.  Formula
                                          -----
         P(1 + T)(n) = ERV   or     T=\(n)/ERV/P - 1

Where:   P =  a hypothetical initial payment of $10,000

         T =  average annual total return

         n =  number of years

       ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.


     B.  Calculation

                 -----
         T = \(n)/ERV/P-1

         1.    One-year period 2-29-96 through 2-28-97

                            -------------
               6.97% = \(1)/10,697/10,000 - 1


         2.    Five-year period 2-28-92 through 2-28-97

                            -------------
               6.64% = \(5)/13,792/10,000 - 1

         3.    Since inception 11-25-88 through 2-28-97

                                -------------
               7.61% = \(8.265)/18,331/10,000 - 1

III. TOTAL RETURN

     A.  Formula

         EV-IV
         -----
          IV    =    TR

Where:   EV =  Value at the end of the periods, including reinvestment of all dividends and capital gains distributions

         IV =  Initial value of a hypothetical investment at the net asset value

         TR =  Total Return

     B.  Calculation

         EV-IV
         -----
          IV    =    TR

         One-year period ended February 28, 1997

                 10,697 - 10,000
                 ---------------
                     10,000        =      6.97%